Exhibit 99.4

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                  FINANCING AND LEASING ASSETS BY BUSINESS UNIT

                                                              DECEMBER 31,
                                                    ----------------------------
                                                        1997             1996
                                                        ----             ----
                                                         AMOUNTS IN MILLIONS

Capital Finance (1)                                   $ 3,682.5       $ 5,278.2

Equipment Financing (1)                                 8,027.2         6,043.4

Business Credit (2)                                     1,247.9         1,235.6

Credit Finance (2)                                        889.8           797.8

Commercial Services                                     2,113.1         1,804.7
                                                      ---------       ---------

  Total Commercial                                     15,960.5        15,159.7

Sales Financing                                         1,940.7         1,349.8

Consumer Finance                                        1,992.3         2,005.5
                                                      ---------       ---------

  Total Consumer                                        3,933.0         3,355.3
                                                      ---------       ---------

Other                                                      65.8            53.0
                                                      ---------       ---------

Total financing and leasing assets                     19,959.3        18,568.0

Consumer finance receivables previously securitized
  and currently managed by the Company                  2,385.6         1,437.4
                                                      ---------       ---------

Total managed assets                                  $22,344.9       $20,005.4
                                                      =========       =========

(1) In January of 1997, $1.5 billion of financing and leasing assets were transferred from Capital Finance to Equipment Financing.

(2) In October of 1997, $95 million of finance receivables were transferred from Business Credit to Credit Finance.